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CONSENT OF INDEPENDENT ACCOUNTANTS
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                                                                  Exhibit 23.2
                                                                  ------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 2-85501) of Irvine Sensors Corporation of our report dated December 16, 1997 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated December 16, 1997 relating to the financial statement schedules, which appears in this Form 10-K.




/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Costa Mesa, California
December 28, 1999